FILED
	In the Office of the
Secretary of State
STATE OF NEVADA
	DEC 	1997
No. 22 903-97
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(after Issuance of Stock)
Filed by: .

INTERNATINAL TELESCRIPT INDUSTRIES
I
We the undersigned President  and Secretary of International
Telescript Industries do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 2nd day of December, 1997, adopted a resolution to amend the original articles as follows:

Article 1. Name of Corporation, is hereby amended to read as follows:

Healthcare Resource Management, Inc.

The number of shares f the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 9,301,877, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders
holding at least a majority of each class of stock outstanding and entitled to vote thereon.

President

Secretary

State of California
County of Los Angeles SS.

	On December 29, 1997 personally appeared before me, a
Notary Public, James B. Crowell	who acknowledged that they executed
the above instrument.

SHERRI FOX                      Sherri Fox
Comm,#1148168		  Signature of Notary
NOTARY PUBLIC -CALIFORNIA






Articles of Incorporation
State of Nevada

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
OCT 15 1997
No. C22903-97

IMPORTANT: Read instructions on reverse side before completing this form

1. NAME OF CORPORATION:  INTERNATIONAL TELESCRIPT INDUSTRIES

2. RESIDENT AGENT:
Name of Resident Agent:   PACIFIC CORPORATE SERVICES
Street Address:  7631 BERMUDA ROAD, LAS VEGAS, NEVADA 89123

3. SHARES
Number of shares with par value:  50,000,000
Par Value:   $0.001
Number of shares without par value: NONE

4. GOVERNING BOARD:  3 TO 9 DIRECTORS
The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses as follows:

PETER BROWN  20929 BENTURA BOULVARD, WOODLAND HILLS, CA 91364

DAVID GAY   384 AVOCADO STREET, APT. 2, COSTA MESA, CA 92627

ANGIE ANAPO;  1135 NORMAN PLACE, LOS ANGELES, CA 90049

5. PURPOSE The purpose of the corporation shall be: TO CONDUCT ANY LEGAL BUSINESS

6. OTHER MATTERS.  Number of pages attached 0

7. SINGTURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the article

PETER BROWN  20929 VENTURA BOULVARD, WOODLAND HILLS, CA 91364

ANGIE ANAPO;  1135 NORMAN PLACE, LOS ANGELES, CA 90046

PETER BROWN                              ANGIE ANAPOl
SIGNATURE                                   SIGNATURE


JEANNE HIGH                                TOBY J. MAZZE
NOTARY                                     NOTARY






ARTICLES OF INCORPORATION
20444,44
ENDORS
FILED
APR 29 1999
In the office of the Secretary of State
of the State of California
BILL JONES, Secretary of State
I
The name of this corporation is TRAID REALTY CORPORATION.

II


The purpose of the corporation is to engage in ant lawful act or activity for which a corporation may be organized under the GENERAL
 CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation's initial agent for service of process is:

Linda M. Bryson
16935 W. Bernardo Dr., #232
San Diego, California 92127

IV

This corporation is authorized to issue only one class of shares and stock; and the total number of shares which this corporation is authorized to issue is 5,000,000.

Linda M. Bryson, Incorporator


FILED # C-8345-99
	APR 0 61999

Articles of Incorporation
for

HRM, INC.

Know all men by these presents:

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 7 8.010 to

Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

1. The name of the corporation is HRM, INC.

2. Offices for the transaction of any business of the corporation, and where meetings of the board of Directors and Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3. The nature of the business is to engage in any lawful activity.

4.	The capital stock shall consist of:

25,000,000 shares of common stock, $0.001 par value.

5. The members of the governing board of the corporation shall be styled directors, of which there shall be one or more, with the exact number to be fixed by the by-laws of the corporation, provided the number so fixed by the by-laws may be increased or decreased from time to time. Directors of the corporation need not be stockholders. The FIRST BOARD OF DIRECTORS shall consist of THREE director(s) and the names and addresses are as follows:

(1) TERRY L. WORTHYLAKE, 7636 VALLEY GREEN DR., #201,
LAS VEGAS, NV 89129

(2) JAMES B. CROWELL, 2006 STANLEY PL., SIGNAL HILL, CA 92127

(2) MICHAEL KELLEHER, 6935 W. BERNARDO DR., #232,
SAN DIEGO, CA 92127

6.		This corporation shall have perpetual existence.

6. This corporation shall have a President , Secretary, a treasurer, and a resident agent, to be chosen by the

Board of Directors. Any person may hold two or more offices.

8. The Resident Agent of this corporation shall be:

RITE, INC., 1905 S. Eastern Ave., Las Vegas, NV 89104

9. The stock of this corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and no individual stockholder shall be liable
 for the debts and liabilities of the Corporation. The Articles of Incorporation shall never be amended as to the aforesaid provisions.

10. No Director or-Officer of this Corporation shall be personally liable to the Corporation or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or office provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

SIGNATURE OF INCORPORATOR:

FOR

HRM, INC.

I, the undersigned, being the incorporator for he purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 6th day of April 1999

Dolores J. Passaretti
Signature
Dolores J. Passaretti, 1905 S. Eastern Ave., Las Vegas, NV 89104

State of Nevada )

County of Clark)

On the 6th of April, 1999 personally known to me to be the person whose names are subscribed within document and acknowledged to me that they executed the same in their authorized capacity.

Sarah Lambert, Notary
Signature



CERTIFICATE OF AMENDMENT
TO
THE ARTICLES OF INCOPORATION
OF
HEALTHCARE RESOURCES MANGEMENT, INC.


	The undersigned President and Secretary
of HEALTHCARE RESOURCES MANGEMENT, INC., a Nevada
 corporation, pursuant to the provisions of
Section 78.385 and 78.390, of the Nevada Revised
 Statutes, for the purpose of amending the Articles of Incorporation of the said Corporation, do certify as follows:

	That the Board of Directors of the said
corporation, at a meeting duly convened and held on the 15th day of March, 1999, adopted resolutions to amend the Articles of Incorporation, as follows:

	ARTICLE I  shall be amended as follows:

ARTICLE  I  -  NAME

	The name of the Corporation shall be
TRIAD INDUSTRIES, INC.

	The forgoing amendment to the Articles of Incorporation were duly adopted by the written consent of the shareholders of the Corporation, pursuant to Section 78.320 of the Nevada Revised
Statute, on March 15th, 1999.

	The number of shares of Common Stock of the Corporation outstanding and entitles to vote on the forgoing amendment to the Articles of Incorporation on March 15, 1999 were 5,256,716 shares and the said amendments were approved and consented to by
4,3000,000 shares, being voted in person or by proxy, which represented more that a 50% majority of the issued and outstanding shares of the Common
 Stock of the Corporation.

	The undersigned President and Secretary of the Corporation hereby declare that the forgoing
Certificate of Amendment to Articles of Incorporation
 is true and correct to the best of their knowledge and belief.

	In witness whereof, this certificate has been executed by the undersigned on March 15th 1999.


____________________________       	___________________________________
Secretary				President
Michael Kelleher			Gary De Gano


ARTICLES OF INCORPORATIGN

OF

GAM PROPERTIES, INC.

I

The name of the corporation is
GAM PROPERTIES, INC.

II

"The purpose of this corporation is to
engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California, Corporations Code.

IIII

The name and address in the State of
California of this
Corporation's initial agent for the
service of process is:

 .MICHAEL H. de DOMENICO 11322 Red Cedar,
San Diego, Ca. 92131

IV

This corporation is authorized to issue
only one class of shares of stock; on
and the total number of shares, which this corporation is authorized to issue is 20,000.

DATED: May 10,1979

Michael H. de DOMENICO
Name of incorporator

Michael If, de Domenico
I

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution if my act and deed.


ARTICLES OF INCORPORATION

OF

COMBINED COMMUNICATIONS'CORPORATION

	The undersigned, to form a corporation
 under  Chapter 78 of
the	Nevada Revised Statutes, certifies that:

1. NAME:

The name of the corporation is:

COMBINED COMMUNICATIONS CORPORATION

2. OFFICE:

The principal office of the corporation
in the State of Nevada is to be located
at 530 South 4th Street, Las Vegas, Nevada 89101.

The corporation may also maintain an office or offices at such other places within or.
outside the State of Nevada, as it may from time to time determine desirable - Corporate business of every kind and nature may be conducted, and meetings of Directors and Stockholders held outside the State of Nevada, the same as in the State of Nevada.

3. PURPOSE:

The corporation is organized to engage in any lawful activity as shall be appropriate under the laws of the State of Nevada.

4. CAPITAL STOCK

The total authorized capital stock of the corporation shall consist of 500,000 shares of Common Stock, having a par value of $.01 er share.

5. DIRECTORS

The members of the governing board of the corporation shall be styled Directors and the number thereof shall not be less than the number of stockholders or three, whichever is less. The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of the corporation. Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United
States. The initial Board of Directors shall consist of two (2),who shall hold office until successors are duly elected and qualified. The name and post office address of each member of the initial Board of Directors are as follows:

EVELYN C. KUEBLER 1091 Shadowridge Drive, 1117
Vista, California 92083

ROBERT W. KUEBLER 1091 Shadowridge Drive, #117
Vista, CA 92083





6. NON ASSESSABLE STOCK:


The capital stock of, the corporation
after the amount of the
subscription price or par, value, has been paid in money, property or services, as the Board of Directors shall determine, shall-not be subject to assessment to pay the debts of the
 corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed; and the Articles of Incorporation shall not be amended in this particular.

7. INCORPORATOR:

The name and address, of the Incorporator signing these Articles of Incorporation is as follows:

EVELYN C. KUEBLER
1091 Shadowridge Drive, 1117
Vista, California 92083

8. TERM:
I

The corporation shall have perpetual existence.

Executed this 11th day of February 1987.

Evelyn C. Kuebler


FILED

STATE OF NEVADA

CERTIFICATE OF AMENDMENT

	OCT 2 11997	TO
No. C1056-87	THE ARTICLES OF INCORPORATION
		OF
		COMBINED COMMUNCATIONS CORPORATION


The undersigned President and Secretary of Combined
Communications, Corporation, a Nevada corporation, pursuant to the provisions of Section 78.385 and 78.390, of the Nevada Revised Statutes, --for --- the purpose of amending the Articles of Incorporation of the said
Corporation, do certify as follows:

That the Board of Directors of the said corporation, at a
 meeting duly convened and held on the 17th day of October, 1997, adopted resolutions to amend the Articles of Incorporation, as follows:

ARTICLE I shall be amended as follows:

ARTICLE I - NAME

The name of the Corporation shall be: R B Capital & Equities, Inc.

The forgoing amendment to the Articles of Incorporation were duly adopted by the written consent of the shareholders of the
 Corporation, pursuant to Section 78.320 of the Nevada Revised
Statute, on October 17, 1997.

The number of shares of Common Stock of the Corporation outstanding and entitles to vote on the forgoing amendment to the Articles of Incorporation on October 17, 1997 were 4,359,443 shares and the said amendments were approved and consented to by 3,160,886 shares, being voted in person or by proxy, which represented more that a 50% majority of the issued and outstanding shares of the Common Stock of the Corporation.

The undersigned President and Secretary of the Corporation hereby declare that the forgoing Certificate of Amendment to Articles of Incorporation is true and correct to the best of their knowledge and belief.

In witness whereof, this certificate has been executed by the undersigned on October 17, 1997

Gary De Gano, Secretary

Patrick M. Flynn, President



BILL JONES



SECRETARY OF STATE





LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

IMPORTANT - Read the instructions before completing the form.

This document is presented for filing pursuant to Section 17050 of the California Corporations Code.

1. Limited liability company name: Miramar
Road Associates, LLC



2. Latest date (month/day/year) on which the limited liability company is to dissolve: September 1,2027

3. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited
 Liability Company Act.

4. Enter the name of initial agent for service of process and check the appropriate provision below:

Todd H. Smith

Which is

X] an individual residing in California.

Proceed to Item 5.

a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations

Code. Skip Item 5 and proceed to Item 6.

5. If the initial agent for service of process is an individual, enter a business or residential street address in California:

Street address: 6920 Miramar Road, Suite 102

City: San Diego State: CALIFORNIA Zip Code: 92121

6. The limited liability company will be managed by : (check one)

X one manager    ] more than one manager
limited liability company members

7. If other matters are to be included in the Articles of Organization attach one or more separate pages.

Number of pages attached, if any: None

8. It is hereby declared that I am the person who For Secretary of State Use
Executed this instrument, which execution is My act and deed.


Todd H. Smith
Signature of organizer
FILED

In the office of the Secretary of State
of the State of California

October 23, 1997